Exhibit 99.2
EXECUTION COPY

MARGIN LOAN AGREEMENT
Dated as of November 13, 2009
among
JJ MEDIA INVESTMENT HOLDING LIMITED,
VARIOUS LENDERS
and
CITIBANK, N.A.,
as a Lender, Administrative Agent and Collateral Agent

***	Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULES
10.02  Addresses for Notices
EXHIBITS
Form of

A	Loan Notice
B	Note
C	Compliance Certificate
D	Security Agreement
E	Issuer Consent Letter
F	Personal Guaranty
G	Waiver Letter

MARGIN LOAN AGREEMENT
     This MARGIN LOAN AGREEMENT (“Agreement”) is entered into as of November 13, 2009 by and among JJ MEDIA INVESTMENT HOLDING LIMITED, a British Virgin Islands company (the “Borrower”), the Lenders party hereto and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), as Collateral Agent (in such capacity, the “Collateral Agent”) and as a Lender.
     The Borrower has requested that the Lenders provide a term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Activities” has the meaning specified in Section 9.02(b).
     “Administrative Agent” has the meaning specified in the introductory paragraph hereto.
     “ADS” means the American Depositary Shares of the Company.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agent” means each of the Administrative Agent and the Collateral Agent.
     “Agent Account” means the account of the Administrative Agent specified in Schedule 10.02 or such other account of the Administrative Agent as is designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose.
     “Agent’s Group” has the meaning specified in Section 9.02(b).
     “Agreement” has the meaning specified in the introductory paragraph hereto.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of any Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
     “Availability Period” means the period from and including the Closing Date to the earlier of (a) the Business Day immediately preceding the Maturity Date and (b) the date of the termination of the Commitments.
     “Banking Day” means any day, except a Saturday, Sunday or other day on which commercial banks in New York are required by Law to close, which is also a day on which commercial banks are open for international business (including dealing in Dollar deposits) in London.
     “Bankruptcy Code” means the United States Bankruptcy Code.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Financial Statements” means (a) initially, (i) the most recent account statements of the Borrower with respect to each asset owned by the Borrower and (ii) a certificate of a Responsible Officer, dated as of the Closing Date, (A) certifying that the aforementioned account statements are true, correct and complete and that the Borrower has no other assets other than those evidenced by such account statements and (B) containing a list of all Indebtedness, tax liabilities and/or commitments of the Borrower, a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto) and a certification that such list is true, correct and complete and that the Borrower has no other Indebtedness, tax liabilities or commitments other than those set forth on such list and (b) from and after the end of the first fiscal quarter of the Borrower following the Closing Date, the documents required to be provided pursuant to Section 6.01.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close under the Laws of, or are in fact closed, in New York.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Governmental Authority.
     “Change of Control” means any change or event that results in the Guarantor ceasing to directly or indirectly own and control of record and beneficially at least 100% of the Equity Interests of the Borrower.
     “Citibank” means Citibank, N.A.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived by the Lenders in accordance with Section 10.01.

     “Closing Price” means, as of any date of determination, the closing price of one ADS on the NASDAQ Global Market on such day (or if such day is not an Exchange Day, the immediately preceding Exchange Day).
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means any and all “Collateral”, as defined in any Collateral Document.
     “Collateral Agent” has the meaning specified in the introductory paragraph hereto.
     “Collateral Documents” means the Security Agreement, the Control Agreement (as defined in the Security Agreement) and any additional pledges or security agreements required to be delivered pursuant to the Loan Documents and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.
     “Collateral Requirement” means on any date the requirement that:
     (a) the Administrative Agent shall have received from the Borrower counterparts of the Security Agreement duly executed and delivered on behalf of the Borrower;
     (b) all documents and instruments, including UCC financing statements, required by Law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;
     (c) the Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder;
     (d) the Borrower shall have taken all other action required to be taken by the Borrower under the Collateral Documents to perfect, register and/or record the Liens granted by it thereunder; and
     (e) the Borrower shall be in compliance with Section 3 of the Security Agreement.
     “Collateral Shortfall” means, on any date of determination, that the LTV Ratio is greater than (a) [***], if such date of determination is on or prior to the date that is 90 days after the Closing Date, (b) [***], if such date of determination is more than 90 days after the Closing Date but on or prior to the date that is 180 days after the Closing Date or (c) [***], if such date of determination is more than 180 days after the Closing Date.
     “Collateral Value” means, as of any date of determination, an amount equal to the product of the Closing Price for such date and the number of the Pledgor’s ADS.
     “Commitment” means, as to any Lender and as of any date of determination, the obligation of such Lender to make advances to the Borrower pursuant to Section 2.01 in (a)

initially, the Dollar amount set forth opposite such Lender’s name on the signature pages hereof and (b) thereafter, the Dollar amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 2.07(b), as such amount may be adjusted from time to time pursuant to the terms of this Agreement.
     “Communications” has the meaning specified in Section 10.02(c).
     “Company” means Focus Media Holding Limited.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit C.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Deposit Agreement” means the Amended and Restated Deposit Agreement, dated as of April 9, 2007, between the Company, Citibank, as depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or any Equity Interests held by such Person.
     “Dollar” and “$” mean lawful money of the United States.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of any Lender; (c) an Approved Fund; and (d) any other Person approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided that no such approval shall be required if a Default has occurred and is continuing; and provided, further, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates.

     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “Event of Default” has the meaning specified in Section 8.01.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exchange Day” means any day the NASDAQ Global Market is open for business.
     “Excluded Taxes” means, with respect to a Lender, an Agent or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by such recipient’s overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located by reason of a connection between such recipient and such taxing jurisdiction other than entering into this Agreement and receiving payments hereunder.
     “Floating Rate” means, with respect to an Interest Period for a Loan, a per annum rate equal to the applicable LIBOR plus 6.70%.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles in the United States that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means, with respect to any Person, the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies) having jurisdiction or authority over such Person.
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such indebtedness or other obligation of the payment or performance of such indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any indebtedness or other obligation of any other Person, whether or not such indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantor” means Jason Nanchun Jiang.
     “Hong Kong Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close under the Laws of, or are in fact closed, in Hong Kong.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 30 days after the date on which such trade account payable was created);
     (e) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (f) capital leases and Synthetic Lease Obligations;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Information” has the meaning specified in Section 10.07.
     “Interest Payment Date” means (i) each day numerically corresponding to the Closing Date in the third, sixth and ninth month after the month in which the Closing Date occurs and (ii) the Maturity Date.
     “Interest Period” means, with respect to a Loan, (i) in the case of the initial Interest Period for such Loan, the period commencing on the date such Loan is made and ending on the next succeeding Interest Payment Date and (ii) in the case of any subsequent Interest Period for such Loan, the period commencing on the last day of the next preceding Interest Period and ending on the next succeeding Interest Payment Date.
     “Issuer Consent Letter” means a letter executed by the Company and the Borrower, dated as of the date hereof and substantially in the form of Exhibit E.
     “Laws” means, with respect to any Person, collectively, all international, foreign, U.S. federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof applicable to such Person, and all applicable administrative orders, directed duties, requests, licenses, authorizations, requirements and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to Section 10.06.
     “Lender Appointment Period” has the meaning specified in Section 9.06.

     “Letter Agreement” means that certain letter agreement, dated on or prior to the Closing Date, between the Company and Citibank related to the establishment of the procedures referred to in Section 2.13 of the Deposit Agreement.
     “LIBOR” means, with respect to any Interest Period for a Loan (or other period determined by the Administrative Agent with respect to any overdue amount), the per annum rate as determined by the Administrative Agent for deposits in Dollars for a term coextensive with such Interest Period (or other period) and for an amount substantially equal to the then outstanding principal amount of the applicable Loan which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Banking Days preceding the first day of such Interest Period (or other period). For purposes of the preceding sentence, LIBOR for any Interest Period (or other period) of a length for which rates do not appear on Telerate Page 3750 shall be determined by the Administrative Agent through the use of straight line interpolation by reference to two LIBOR rates appearing on Telerate Page 3750, one of which shall be the rate for the period of time next shorter than the length of the Interest Period (or other period) and the other of which shall be the rate for the period of time next longer than the length of the Interest Period (or other period). If no such rate appears on Telerate Page 3750, LIBOR shall mean the per annum rate, determined on the basis of the rates at which deposits in Dollars for a term coextensive with such Interest Period (or other period) and in an amount approximately equal to the then outstanding principal amount of the applicable Loan or overdue amount are offered by four major banks in the London interbank market, selected by the Administrative Agent, at approximately 11:00 a.m., London time, on the day that is two Banking Days preceding the first day of such Interest Period (or other period). If at least two such quotations are provided, LIBOR for such Interest Period (or other period) shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for such Interest Period (or other period) shall be the arithmetic mean of the per annum rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m., New York City time, on such day for loans in Dollars to leading European banks for a term coextensive with such Interest Period (or other period) and in an amount approximately equal to the then outstanding principal amount of the applicable Loan or overdue amount. If such rate is not available at such time for any reason, then the rate for that Interest Period (or other period) will be determined by such alternate method as reasonably selected by the Administrative Agent. The then outstanding principal amount of the initial Loan for its initial Interest Period shall be deemed to be equal to the principal amount requested in the initial Loan Notice.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” has the meaning specified in Section 2.01.
     “Loan Documents” means this Agreement, each Note, the Personal Guaranty and the Collateral Documents.

     “Loan Notice” means a notice of the borrowing pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.
     “Loan Parties” means, collectively, the Borrower and the Guarantor.
     “LTV Ratio” means, as of any date of determination, the percentage determined by dividing (a) the sum of (i) the aggregate principal amount of all Loans then outstanding, (ii) all accrued and unpaid interest thereon and (iii) all other monetary Obligations then outstanding by (b) the Collateral Value as of such date.
     “Make-Whole Amount” means, with respect to any voluntary prepayment of a Loan by the Borrower pursuant to Section 2.03(a), an amount equal to the product of (a) the principal amount of such Loan being prepaid in connection with such voluntary prepayment, (b) 6.70% and (c) 120/360.
     “Margin Stock” has the meaning given to such term in Regulation U promulgated by the FRB.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document; or (d) a material adverse effect on the value of the Collateral or the ability of the Collateral Agent, on behalf of the Secured Parties, or any Lender to exercise its remedies at the times and in the manner contemplated by the Security Agreement.
     “Material Contract” means any Contractual Obligation to which the Borrower is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
     “Maturity Date” means a day, which is the one-year anniversary of the Closing Date (or, if such day is not a Business Day, the immediately preceding Business Day).
     “Note” means a promissory note made by the Borrower in favor of a Lender evidencing such Lender’s Ratable Share of the aggregate indebtedness of the Borrower resulting from the Loans, substantially in the form of Exhibit B.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to the Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, each certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Participant” has the meaning specified in Section 10.06(c).
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Personal Guaranty” means a personal guaranty executed by the Guarantor guaranteeing the Obligations, dated as of the date hereof and substantially in the form of Exhibit F hereto.
     “Platform” has the meaning specified in Section 10.02(c).
     “Pledgor’s ADS” has the meaning specified in the Security Agreement.
     “Ratable Share” of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender’s Commitment at such time and the denominator of which is the aggregate Commitments of all Lenders at such time and (b) such amount.
     “Register” has the meaning specified in Section 2.07(b).
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Relative ADTV” means, as of any date of determination, a number equal to (a) the arithmetic average of the daily turnover of the ADS for each Exchange Day in the three months prior to such date (determined by using the daily turnover number displayed by Bloomberg using the function “FMCN” [Equity], [Go], [HP] for each such Exchange Day) divided by (b) the arithmetic average of the daily turnover of the Standard and Poor’s S&P 500 Index for each Exchange Day in the three months prior to such date (determined by using the daily turnover number displayed by Bloomberg using the function “SPX” [Index], [Go], [HP] for each such Exchange Day).
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or director of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
     “Required Lenders” means at any time Lenders owed at least 51% of the then aggregate outstanding principal amount of the Loans or, if no such principal amount is outstanding, Lenders having at least 51% of the amount of the Commitments.
     “Restricted ADS” means any Pledgor’s ADS that are Restricted ADS (as defined in the Deposit Agreement).
     “Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
     “SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Party” has the meaning specified in the Security Agreement.
     “Securities Act” means the Securities Act of 1933.
     “Securities Laws” means the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be in effect on any applicable date hereunder.
     “Security Agreement” means the Security Agreement to be executed by the Borrower substantially in the form of Exhibit D.
     “Solvent” means, with respect to any Person, that as of any date of determination, both (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the projections delivered to the Administrative Agent or with respect to any transaction contemplated or undertaken after the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe (or reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “Subscription Agreement” means the subscription agreement, dated as of September 23, 2009, between the Borrower and the Company relating to the Subscription Shares.
     “Subscription Shares” has the meaning set forth in Section 4.01(a)(xvii).
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender, an Agent or any Affiliate of the foregoing).
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Threshold Amount” means $[***].
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
     “United States” and “U.S.” mean the United States of America.
     “Unrestricted ADS” means, as of any date of determination, the Pledgor’s ADS that are not Restricted ADS.
     “Unused Commitment” means, as to any such Lender at any time, the amount of such Lender’s Commitment at such time minus such Lender’s Ratable Share of the aggregate principal amount of all Loans previously made (whether or not outstanding).
     “Waiver Letter” means the waiver letter, dated on or prior to the Closing Date, between the Borrower and the Company related to the Subscription Agreement in the form of Exhibit G.
     1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document) in accordance with the terms hereof and thereof, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.03. Accounting Terms.
          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except as otherwise specifically prescribed herein.
          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Administrative Agent); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and/or the Lenders, as applicable, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     1.04. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable) in the United States.
ARTICLE II.
THE COMMITMENT AND LOANS
     2.01. Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its Ratable Share of each loan (each, a “Loan”) to the Borrower, from time to time, on any Business Day during the Availability Period, in an amount not to exceed such Lender’s Unused Commitment. Any Loan, or a portion thereof, once repaid may not be reborrowed.
     2.02. Borrowing of the Loans.
          (a) Each borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent as provided herein. The aggregate principal amount requested to be borrowed at any one time must be greater than or equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Unless waived by the Lenders, such notice must be received by the Administrative Agent not later than 11:00 a.m. one Business Day, in the case of the initial notice, or three Business Days, in the case of any other notice, prior to the requested date of the borrowing. Each such notice shall be in the form of a Loan Notice which, among other things, shall specify (i) the requested date of the borrowing (which shall be a Business Day) and (ii) the principal amount of the Loan to be borrowed.
          (b) Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if a borrowing is the initial Loan, Section 4.01), the Lenders shall make the proceeds of each Loan available to the Administrative Agent who shall either (i) credit the account of the Borrower on the books of the Administrative Agent with the amount of such proceeds or (ii) transfer by wire transfer such proceeds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
          (c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for a Loan upon determination of such interest rate.
     2.03. Prepayments.
          (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay any Loan in whole or in part in an amount equal to the sum of (a) the principal amount of the Loan being prepaid, (b) the applicable Make-Whole Amount and (c) the amount determined in accordance with Section 2.03(c); provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., three Business Days prior to any date of prepayment, (ii) any prepayment shall be in an aggregate principal amount of at least $1,000,000 or, if less, the entire aggregate principal amount of the Loans then outstanding, (iii) no Default or Event of Default would occur after giving effect to such voluntary prepayment and (iv) the LTV Ratio, immediately after giving effect to such prepayment, would be equal to or less than [***]. Each such notice shall be irrevocable and shall specify the date of such prepayment, the amount of principal being prepaid and the applicable prepayment amount. The Borrower shall make such prepayment (which prepayment may be made, in whole or in part, by the Borrower instructing the Collateral Agent pursuant to Section 3(g) of the Security Agreement to deposit sale proceeds with respect to the Pledgor’s ADS sold for the purpose of making such prepayment on deposit in the Collateral Account into the Agent Account on the Borrower’s behalf) and the related prepayment amount specified in such notice shall be due and payable on the date specified therein.
          (b) Not later than the close of business on the second Hong Kong Business Day immediately after receipt of notice from the Administrative Agent of the occurrence of a Collateral Shortfall, the Borrower shall prepay the Loans then outstanding in an amount sufficient to cause the LTV Ratio, immediately after giving effect to such prepayment, to be equal to or less than [***].
          (c) Each prepayment pursuant this Section 2.03 shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.04.

     2.04. Repayment of the Loans. The Borrower shall repay to the Administrative Agent on the Maturity Date for the ratable account of the Lenders the aggregate principal amount of the Loans outstanding on such date together with all accrued interest thereon.
     2.05. Interest.
          (a) Subject to the provisions of subsection (b) below, (i) each Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the first day of such period to the last day thereof at a rate per annum equal to the applicable Floating Rate for such Interest Period.
          (b) (i) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, to the fullest extent permitted by applicable Laws, such amount shall thereafter bear interest at a rate per annum equal to the sum of (i) the Floating Rate applicable to such amount and (ii) 2.0% for each day until such amount and any interest thereon is paid in full.
     (ii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) Except as expressly provided herein, accrued interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.06. Computations. All computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue on a Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.08(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate hereunder and any other calculation or determination made hereunder by an Agent shall be conclusive and binding for all purposes, absent manifest error. Any Interest Period stated to end on a day numerically corresponding to a given day in a specified month thereafter shall, if there is no corresponding day, end on the last Business Day of such month.
     2.07. Evidence of Debt.
          (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations to such Lender, including the portion of each Loan made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Obligations owed to such Lender in respect of the Loans; provided further that, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

          (b) Register. The Administrative Agent shall maintain a register for the recordation of the names and addresses of Lenders and each Lender’s Ratable Share of each Loan from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register each Loan, and each repayment or prepayment in respect of the principal amount thereof, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that, failure to make any such recordation, or any error in such recordation, shall not affect any Obligations.
          (c) Notes. With respect to each Loan, upon the request of a Lender, the Borrower shall execute and deliver to the Lender a Note (with a copy to the Administrative Agent), which shall evidence such Lender’s Ratable Share of such Loan in addition to the foregoing accounts or records. A Lender may attach schedules to a Note and endorse thereon the date, amount and maturity of its Ratable Share of the related Loan and payments with respect thereto.
     2.08. Payments Generally.
          (a) All payments to be made by or on account of any obligation of the Borrower hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by or on account of any obligation of the Borrower hereunder shall be made to the Administrative Agent at the Agent Account in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.
          (b) Except to the extent otherwise provided herein, the Loans, each payment or prepayment of principal of the Loans, and each payment of interest on the Loans, shall be allocated among the Lenders pro rata in accordance with their Ratable Shares. The Administrative Agent agrees to forward to the Lenders such principal, interest and other payments on the same Business Day as such amounts are received, collected or applied by the Administrative Agent from the Borrower, unless the Administrative Agent receives such amounts after 11:00 a.m. in which case such payments shall be forwarded by the Administrative Agent to the Lenders on the next Business Day.
          (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the applicable LIBOR, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (d) If any payment to be made by or on account of any obligation of the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.
          (e) Nothing herein shall be deemed to obligate a Lender to obtain the funds for its Ratable Share of a Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Ratable Share of any Loan in any particular place or manner.
     2.09. Sharing of Payments, Etc. Each Lender agrees that, in the event that any Lender shall obtain payment in respect of any portion of the Loans owing to such Lender under this Agreement through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise (including pursuant to a Debtor Relief Law) in excess of its Ratable Share of the amounts owed to it hereunder, such Lender shall promptly notify the Administrative Agent of such fact and purchase from the other Lenders a participation in their portion of the Loans, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable portion as provided for in this Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01. Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable to any Lender or Agent, as the case may be, shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

          (c) Indemnification by the Borrower. The Borrower shall indemnify each Lender and Agent, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Lender or Agent, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the applicable Lender or Agent shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the affected Lender or Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender or Agent.
     3.02. Illegality. If a Lender determines (after consultation with the Administrative Agent) that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund any Loan, or to determine or charge interest rates based upon the Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of a Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Administrative Agent and the Borrower, any obligation of such Lender to make or continue a Loan shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay such Lender’s Ratable Share of each affected Loan, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its portion of such Loan to such day, or immediately, if such Lender may not lawfully continue to maintain its portion of such Loan. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.
     3.03. Increased Costs; Reserves.
          (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender (except any reserve requirement reflected in the Floating Rate);
     (ii) subject a Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

     (iii) impose on a Lender or the London interbank market any other condition, cost or expense affecting this Agreement or the portion of any Loan made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining its portion of any Loan (or of maintaining its obligation to make its portion of any Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If a Lender determines that any Change in Law affecting such Lender or its holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of its holding company, if any, as a consequence of this Agreement, such Lender’s Commitment or the portion of the Loans made by such Lender to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Administrative Agent and the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of a Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate such Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     3.04. Compensation for Losses. Upon demand of a Lender from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
          (a) any payment or prepayment of any Loan on a day other than the last day of an Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make available on any date specified herein its portion of such Loan) to prepay or borrow any Loan on any date or in the amount specified herein, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to a Lender under this Section 3.04, such Lender shall be deemed to have funded its Ratable Share of any Loan at the Floating Rate for such portion of such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such portion of such Loan was in fact so funded.
     3.05. Mitigation Obligations. If a Lender requests compensation under Section 3.03, or the Borrower is required to pay any additional amount to a Lender, an Agent or any Governmental Authority for the account of such Lender or Agent pursuant to Section 3.01, or if a Lender gives a notice pursuant to Section 3.02, then such Lender or Agent, as the case may be, shall use reasonable efforts to designate a different lending office for funding or booking the Loans, or its portion thereof, hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates and to take any other actions reasonable in the sole judgment of such Lender or Agent, if, in the sole judgment of such Lender or Agent, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.03, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Agent. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by a Lender or Agent in connection with any such designation, assignment or action.
     3.06. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all Obligations under the Loan Documents.
ARTICLE IV.
CONDITIONS PRECEDENT TO THE LOANS
     4.01. Conditions of Initial Loan. The obligation of the Lenders to make the initial Loan hereunder is subject to satisfaction of the following conditions precedent and (except for any Notes) in sufficient copies for each Lender:
          (a) Receipt by the Administrative Agent of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, if applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:
     (i) executed counterparts of this Agreement, sufficient in number for distribution to each Lender, the Administrative Agent and the Borrower;

     (ii) if requested by a Lender, a Note executed by the Borrower;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;
     (iv) evidence reasonably satisfactory to the Administrative Agent of the capital structure of the Borrower;
     (v) a long form good standing certificate from the Registrar of Companies for the British Virgin Islands and such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed under the Laws of the British Virgin Islands, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     (vi) copies of the Borrower Financial Statements;
     (vii) a favorable opinion of each of Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman, counsel to the Borrower, in form and substance satisfactory to the Administrative Agent and addressed to the Lenders and the Agents;
     (viii) a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (ix) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.02 have been satisfied and (B) there has been no event or circumstance since the date hereof that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
     (x) evidence of the results of searches for Liens and judgments against the Borrower satisfactory to the Collateral Agent;
     (xi) all applicable “know your customer” and other account opening documentation required by the Administrative Agent to be provided by the Borrower;

     (xii) a Form U-1 Purpose Statement published by the FRB with respect to the Loans signed by a Responsible Officer of the Borrower;
     (xiii) the Issuer Consent Letter duly executed by all parties thereto;
     (xiv) the Personal Guaranty duly executed by the Guarantor;
     (xv) the Waiver Letter duly executed by all parties thereto;
     (xvi) the Letter Agreement duly executed by all parties thereto;
     (xvii) evidence reasonably satisfactory to the Administrative Agent of (A) the establishment of procedures, satisfactory to the Administrative Agent, under Section 2.13 of the Deposit Agreement allowing for the deposit with the Depositary (as defined in the Deposit Agreement) of ordinary shares of the Company purchased by the Borrower under the Subscription Agreement (the “Subscription Shares”), (B) the deposit of the Subscription Shares with the Depositary in accordance with such procedures; and (C) the issuance by the Depositary of the Pledgor’s ADS registered in the name of the custodian of the Collateral Agent representing the Subscription Shares;
     (xviii) a letter from the Process Agent confirming its appointment in accordance with Section 10.02(f) and Section 6(b) of the Personal Guaranty; and
     (xix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require due to any event or occurrence that occurs prior to the Closing Date that could be expected to have a Material Adverse Effect.
          (b) The Collateral Requirement shall have been satisfied.
          (c) Subject to Section 10.04(a), the Borrower shall have paid all fees, charges and disbursements of counsel to the Lenders and the Agents to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute a reasonable estimate of such fees, charges and disbursements incurred or to be incurred by the Agents and the Lenders through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower, the Lenders and the Agents).
     4.02. Conditions to All Loans. The obligation of the Lenders to make any Loan is subject to satisfaction of the following conditions precedent:
          (a) The representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished under or in connection herewith or therewith, are true and correct on and as of the date of such Loan, before and after giving effect to the borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; provided that, for purposes of this Section 4.02, the representations and warranties contained in Section 5.04(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
          (b) No Default exists as of the date of such Loan or would result from the Loan or from the application of the proceeds thereof.
          (c) The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.
          (d) The LTV Ratio, calculated based on the Closing Price for the Exchange Day immediately preceding the day on which the applicable Loan Notice was delivered, after giving effect to such Loan would not exceed [***].
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Lenders and the Agents that:
     5.01. Existence, Qualification and Power; Compliance with Laws. The Borrower (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business (except to the extent that failure to have such governmental licenses, authorization, consents and approvals could not reasonably be expected to have a Material Adverse Effect) and (ii) execute, deliver and perform its obligations under the Loan Documents (to the extent a party thereto), (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all applicable Laws; except in each case referred to in clause (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02. Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than the Liens created by the Collateral Documents) under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower is subject; or (c) violate any Law.
     5.03. Binding Effect. This Agreement has been, and each other Loan Document to which the Borrower is a party when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
     5.04. Financial Statements; No Material Adverse Effect.

          (a) The Borrower Financial Statements (i) fairly present the financial condition of the Borrower as of the date thereof and (ii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
          (b) Since the date of the Borrower Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     5.05. Disclosure. The Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of the Collateral is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information concerning the Borrower furnished (whether in writing or orally) by or on behalf of the Borrower to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     5.06. Litigation. Except for the legal proceeding In re Focus Media Holding Limited Litigation described under Item 8.A — “Legal Proceedings” in the annual report on Form 20-F of the Company, as filed on June 30, 2009, there are no actions, suits, investigations, proceedings, claims or disputes pending or, to the best knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its properties that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     5.07. No Default. The Borrower is not in default under or with respect to any Material Contract. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     5.08. Compliance with Laws. The Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.09. Taxes. The Borrower has filed all material tax returns and reports required to be filed with any Governmental Authority, and has paid all material taxes, assessments, fees and other governmental charges levied or imposed by any Governmental Authority upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the

Borrower that could reasonably be expected, if made, to have a Material Adverse Effect. The Borrower is not party to any tax sharing agreement.
     5.10. Assets; Liens. As of the date of the most recently delivered Borrower Financial Statements, the Borrower has no assets other than those specified in such Borrower Financial Statements and is not engaged in any activity other than investing in securities. The assets of the Borrower are subject to no Liens, other than Liens permitted by Section 7.01.
     5.11. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, except for filings or recordings with respect to the Collateral to be made, or otherwise delivered for filing and/or recordation, as of the Closing Date.
     5.12. Reserved.
     5.13. Reserved.
     5.14. Reserved.
     5.15. Margin Regulations; Investment Company Act.
          (a) None of the transactions contemplated by the Loan Documents (including the Loans and the use of proceeds thereof) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including Regulations T, U and X of the FRB.
          (b) Neither the Borrower nor any Person Controlling the Borrower is, or is required to be registered as, an “investment company” under the Investment Company Act of 1940.
     5.16. Reserved.
     5.17. Subsidiaries; Equity Interests. The Borrower has no Subsidiaries or employees. The Borrower has no equity investments in any Person other than those specified in the most recent Borrower Financial Statements delivered by it to the Administrative Agent pursuant to Section 6.01. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and nonassessable and are owned by the Guarantor free and clear of all Liens.
     5.18. Reserved.
     5.19. Solvency. The Borrower is, and upon the incurrence of any Obligations by the Borrower on any date on which this representation and warranty is made or deemed made, will be, Solvent.
     5.20. Trading and Other Restrictions.

          (a) The Pledgor’s ADS are not subject to any restrictions on transfer, other than, with respect to the Restricted ADS, the restrictions on transfer in the Subscription Agreement not otherwise waived by the Company under the Waiver Letter.
          (b) The holding period (as determined in accordance with Rule 144 under the Securities Act) of the Borrower as to (i) the ordinary shares underlying the Unrestricted ADS has exceeded one year and (ii) the Restricted ADS began on the Closing Date.
          (c) Neither the Pledgor’s ADS nor the shares underlying the Pledgor’s ADS are subject to any shareholders agreement or any voting or other contractual restrictions.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as the Commitments shall be in effect or any Loan or other Obligations shall remain unpaid or unsatisfied, the Borrower shall:
     6.01. Financial Statements. Deliver to the Administrative Agent, in sufficient copies for each Lender and in form and detail satisfactory to the Administrative Agent, on the Business Day immediately following the end of each fiscal quarter of the Borrower, (a) the most recent account statements of the Borrower with respect to each asset then owned by the Borrower and (b) a certificate of a Responsible Officer (i) certifying that the aforementioned account statements are true, correct and complete and that the Borrower has no other assets other than those evidenced by such account statements and (ii) containing a list of all Indebtedness, tax liabilities and/or commitments of the Borrower, a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto) and a certification that such list is true, correct and complete and that the Borrower has no other Indebtedness, tax liabilities or commitments other than those set forth on such list.
     6.02. Certificates; Other Information. Deliver to the Administrative Agent, in sufficient copies for each Lender and in form and detail satisfactory to the Administrative Agent:
          (a) concurrently with the delivery of the Borrower Financial Statements referred to in Section 6.01, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
          (b) promptly, and in any event within five Business Days after receipt thereof by the Borrower or any Affiliate of the Borrower that Controls the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any such Affiliate; and
          (c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

     6.03. Notices. Promptly notify the Administrative Agent:
          (a) of the occurrence of any Default;
          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower; (ii) any dispute, litigation, investigation, subpoena, regulatory action, proceeding or suspension between the Borrower and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower;
          (c) of the occurrence of a Change of Control; and
          (d) of any material change in accounting policies or financial reporting practices by the Borrower.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by it; (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable.
     6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing as a corporation under the Laws of the jurisdictions of its organization and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     6.07. Reserved.
     6.08. Compliance with Laws and Material Contracts. (a) Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) perform its obligations under all Material Contracts.
     6.09. Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower.
     6.10. Use of Proceeds. Use the proceeds of the Loans to purchase the Subscription Shares pursuant to the Subscription Agreement.
     6.11. Visitation Rights. (a) At any reasonable time and from time to time, permit any Agent or any Lender or any agents or representatives thereof, at their own expense, to examine and make copies of and abstracts from the records and books of account of, and (b) no more than two times prior to the Maturity Date (except at any time when an Event of Default has occurred and is continuing), visit the properties of the Borrower and discuss the affairs, finances and accounts of the Borrower with any of its officers or directors to ensure compliance by the Borrower with its obligations hereunder.
     6.12. Further Assurances. The Borrower shall promptly, at its sole cost and expense, execute and deliver to the Agents and the Lenders such further instruments and documents, and take such further action, as the Agents or the Lenders may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of the Loan Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties hereby and thereby. The Borrower shall pay, or reimburse the Collateral Agent upon demand for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and protection of the Collateral Agent’s Lien, on behalf of the Secured Parties, on the assets of the Borrower under the Loan Documents including reasonable legal fees, other fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of such assets of the Borrower, other fees, costs and expenses in connection with protecting, maintaining or preserving such assets of the Borrower, the Collateral Agent’s and the Secured Parties’ interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or related to such assets of the Borrower; and all such amounts that are paid by the Collateral Agent or any Secured Party shall, until reimbursed by the Borrower, constitute Obligations secured by such assets of the Borrower.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as the Commitments shall be in effect or any the Loan or other Obligations shall remain unpaid or unsatisfied, the Borrower shall not directly or indirectly:
     7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of the Collateral other than Liens pursuant to any Loan Document.
     7.02. Reserved.

     7.03. Fundamental Changes. Dissolve, liquidate, merge or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.
     7.04. Dispositions. Make any Disposition or enter into any agreement to make any Disposition unless (a) no Default shall exist or would result from such Disposition; (b) such Disposition shall be for fair market value in an arm’s length transaction; and (c) such Disposition shall consist of property other than Collateral.
     7.05. Reserved.
     7.06. Change in Activity. (a) Engage in any activity other than investing in securities, (b) without the consent of the Required Lenders (such consent not to be unreasonably withheld), amend its Organization Documents, the Subscription Agreement or the Waiver Letter or (c) change its capital structure.
     7.07. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
     7.08. Reserved.
     7.09. No Subsidiaries. Form any Subsidiaries or conduct any business or hold any assets through any Subsidiary.
     7.10. Collateral. Take any action that shall impair the Collateral or the Collateral Agent’s rights therein.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01. Events of Default. Any of the following shall constitute an Event of Default:
          (a) Non-Payment. A Loan Party fails to pay when and as required to be paid herein, any amount of principal of any Loan or any other amount payable hereunder or under any other Loan Document; or
          (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 2.03(b), Section 6.01, 6.02, 6.03, 6.05(a) or 6.10, Article VII or Section 10.06(b) of this Agreement or in Sections 3(b), (d), (e), and (i) of the Security Agreement; or
          (c) Other Defaults. Any Loan Party shall fail to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan

Document on its part to be performed or observed and such failure continues unremedied for 30 days; or
          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document or in any certificate, financial statement or other document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or
          (e) Cross-Default. (i) Any Loan Party fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having an aggregate principal amount of more than the Threshold Amount; (ii) any Loan Party fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party as a result thereof is greater than the Threshold Amount; or
          (f) Delisting of ADS. (i) There is an announcement by The NASDAQ Stock Market, Inc. or the NASDAQ Global Market that the ADS will be delisted from the NASDAQ Global Market within seven Business Days and The NASDAQ Stock Market, Inc. or the NASDAQ Global Market, as the case may be, does not subsequently announce, within three Business Days of the original announcement, a decision to not delist the ADS or (ii) there is an announcement by The NASDAQ Stock Market, Inc. or the NASDAQ Global Market that the ADS will be delisted from the NASDAQ Global Market in more than seven Business Days and The NASDAQ Stock Market, Inc. or the NASDAQ Global Market, as the case may be, does not subsequently announce, within five Business Days of the original announcement, a decision to not delist the ADS; or
          (g) Suspension of Trading. There is a suspension of trading in the ADS and such suspension continues for more than two consecutive weeks and five Business Days have elapsed since the end of such two-week period;
          (h) Reduction in Relative ADTV. On any day, the Relative ADTV is [***]% lower than the Relative ADTV as of the Closing Date and five Business Days have elapsed since such day; or

          (i) Intraday Price Minimum. At any time on any Exchange Day, the last quoted price for an ADS is less than $[***] and two Business Days have elapsed since such Exchange Day; or
          (j) Insolvency Proceedings, Etc. The Borrower, the Company or any Affiliate of the Borrower or the Company that Controls the Borrower or the Company, as the case may be, institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged for 30 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed for 30 days, or an order for relief is entered in any such proceeding; or
          (k) Inability to Pay Debts; Attachment. (i) The Borrower, the Company or any Affiliate of the Borrower or the Company that Controls the Borrower or the Company, as the case may be, becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released or vacated within 30 days after its issue or levy; or
          (l) Judgments. There is entered against the Borrower (i) a final judgment, decree or order for the payment of money in an aggregate amount exceeding the Threshold Amount or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced upon such judgment or order or (B) such judgment, order or decree shall not have been vacated or discharged within 30 days from entry; or
          (m) Invalidity of Loan Documents. Any provision of any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document or any Loan Party denies that any Loan Party has any or further liability or obligation under any Loan Document or purports to revoke, terminate or rescind any provision of any Loan Document; or
          (n) Lien Defects. Any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject thereto, securing the Obligations purported to be secured thereby, subject to no prior or equal Lien, or any Loan Party (or, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), the party having control (as defined in Sections 8-106 and 9-106 of the UCC) of such Collateral) shall so assert in writing, other than any such failure arising or resulting from any action or inaction on the part of the Collateral Agent or a Secured Party; or

          (o) Material Adverse Change. Any event shall occur which has had or could reasonably be expected to have a Material Adverse Effect as determined by the Required Lenders in their sole discretion; or
          (p) Change of Control. There occurs any Change of Control that has a Material Adverse Effect as determined by the Required Lenders in their sole discretion and four Business Days have elapsed since the occurrence of such Change of Control; or
          (q) Certain Other Transactions. The Borrower or any of its Affiliates enters into any financing arrangement (or other arrangement having the effect thereof including any Swap Contract or other derivative transaction) secured by shares of the Company or ADS without the prior written consent of the Administrative Agent; or
          (r) Removal of Depositary. Citi is removed other than for cause as depositary under the Deposit Agreement.
     8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, any Agent may and, upon request from the Required Lenders, shall take any or all of the following actions:
          (a) declare the Commitments to be terminated, whereupon the Commitments shall be terminated;
          (b) declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
          (c) exercise all rights and remedies available to it under the Loan Documents (including the enforcement of any and all Liens created pursuant to the Collateral Documents) and applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code or any other similar Debtor Relief Law, the Commitments shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of any Lender or Agent.
     8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent to repay each Lender and Agent its ratable share of the Obligations.
ARTICLE IX.
AGENTS
     9.01. Authorization and Authority. Each Lender hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as a third party beneficiary or otherwise of any of such provisions.
     9.02. Agent Individually.
          (a) The Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
          (b) Each Lender understands that the Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, an “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9.02 as “Activities”) and may engage in the Activities with or on behalf of the Borrower or its Affiliates. Furthermore, an Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrower and its Affiliates. Each Lender understands and agrees that in engaging in the Activities, an Agent’s Group may receive or otherwise obtain information concerning the Borrower and its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents) which information may not be available to any of the Lenders that are not members of an Agent’s Group. No Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that an Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by this Agreement to be transmitted by an Agent to the Lenders.
          (c) Each Lender further understands that there may be situations where members of an Agent’s Group or their respective customers (including the Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder). Each Lender agrees that no member of an Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as an Agent being a member of such Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) the Loan Documents, (ii) the receipt by an Agent’s Group of information (including Information) concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by an Agent or any member of such Agent’s Group to any Lender including any such duty that would prevent or restrict an Agent’s Group from acting on behalf of customers (including the Borrower or its Affiliates) or for its own account.
     9.03. Duties of the Agents; Exculpatory Provisions.
          (a) An Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein or therein. Without limiting the generality of the foregoing, an Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein), provided that an Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or any of its Affiliates to liability or that is contrary to this Agreement or applicable Law.
          (b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 or 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default or the event or events that give or may give rise to any Default or Event of Default unless and until the Borrower or any Lender shall have given notice to such Agent describing such Default or Event of Default and such event or events.
          (c) No Agent nor any member of an Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or thereby or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to an Agent.

          (d) Nothing in this Agreement shall require an Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by an Agent or any of its Related Parties.
     9.04. Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless an officer of an Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05. Delegation of Duties. An Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by such Agent, and such Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties, provided, in each case that no such delegation to a sub-agent or a Related Party shall release an Agent from any of its obligations hereunder. Each such sub agent and the Related Parties of an Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article IX and Section 10.04 (as though such sub-agents were the “Agent” hereunder and under the other Loan Documents) as if set forth in full herein with respect thereto.
     9.06. Resignation of Agent. An Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrower and the Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three Business Days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as an Agent hereunder and under the other Loan Documents but shall not be relieved of any of its obligations as a Lender and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as an Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as an Agent hereunder and/or under the other Loan Documents but shall not be relieved of any of its obligations as a Lender (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.
     9.07. Non-Reliance on the Agents and Other Lenders.
          (a) Each Lender confirms to the Agents, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agents, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its portion of the Loans and (z) taking or not taking actions hereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making its portion of the Loans is suitable and appropriate for it.
          (b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) it has, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:
     (i) the financial condition, status and capitalization of the Borrower;
     (ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the other Loan Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;

     (iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;
     (iv) the adequacy, accuracy and/or completeness of any other information delivered by the Agents, any other Lender or by any of their respective Related Parties under or in connection with this Agreement, the other Loan Documents, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.
     9.08. Collateral Documents and Personal Guaranty. Each Lender hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Lenders with respect to the Personal Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.01, without further written consent or authorization from the Lenders, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or thereby or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.01) have otherwise consented.
ARTICLE X.
MISCELLANEOUS
     10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 4.01 or Section 4.02, (b) increase the Commitments of the Lenders, (c) reduce the principal of, or interest on, any Loan or any other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, any Loan or any other amounts payable hereunder, (e) reduce or limit the obligations of the Guarantor under the Personal Guaranty or release any material part of the Collateral, (f) release or otherwise limit the Borrower’s liability with respect to its obligations under Article VII, (g) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder or (h) amend the definition of “Required Lenders” or this Section 10.01; provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or any other Loan Document.

     10.02. Notices; Effectiveness; Electronic Communication.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02.
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to any Person hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by such Person. An Agent, a Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless a Person otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) So long as Citibank or any of its Affiliates is the Administrative Agent, materials required to be delivered pursuant to Section 6.01 may be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower or any other materials or matters relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on a password protected internet website such as Intralinks (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agents nor any of their Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agents or any of their Affiliates in connection with the Platform.
          (d) Change of Address, Etc. Each of the Borrower, an Agent and a Lender may change its address, facsimile number or telephone number for notices and other communications hereunder by notice to the other party.
          (e) Reliance. Each Lender and Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lenders, the Agents and each of their Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with a Lender or an Agent may be recorded by such Lender or Agent and the Borrower hereby consents to such recording.
          (f) Process Agent. The Borrower hereby agrees that service of all writs, process and summonses in any suit, action or proceeding brought under any Loan Document in the State of New York may be made upon National Registered Agents, Inc. (the “Process Agent”), and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in the manner provided in Section 10.13(d).
     10.03. No Waiver; Cumulative Remedies. No failure by an Agent or a Lender to exercise, and no delay by an Agent or a Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
     10.04. Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. The Borrower shall pay (i) all out of pocket expenses incurred by the Lenders, the Agents and their Affiliates (including the fees, charges and disbursements of counsel for any of the foregoing) in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (provided that payment of such counsel fees, charges and disbursements shall be capped at $100,000), (B) the administration of this Agreement and the other Loan Documents and (C) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out of pocket expenses incurred by the Lenders, the Agents and their Affiliates (including the fees, charges and disbursements of any counsel for any of the foregoing) in connection with the enforcement or protection of their rights (A) in connection with this Agreement and the other Loan Documents, including their rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of any Loan.
          (b) Indemnification by the Borrower. The Borrower shall indemnify each Lender, each Agent and each of their Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loans or the use or proposed use of the proceeds therefrom, (iii) establishing, terminating, liquidating or reestablishing any hedging transaction relating to this Agreement or the Collateral following the occurrence of an Event of Default, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, brought by any Person, and regardless of whether any Indemnitee is a party thereto; provided; that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
          (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
          (d) Payments. All amounts due under this Section shall be payable by the Borrower on demand therefor.

          (e) Survival. The agreements in this Section shall survive the termination of the Commitments and repayment of all Obligations under the Loan Documents.
     10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to an Agent or the Lenders (or an Agent on behalf of the Lenders), or a Lender or an Agent exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender or Agent in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     10.06. Successors and Assigns.
          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Required Lenders and a Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and Affiliates of the Lenders and the Agents) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by a Lender. A Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or the portion of the Loans at the time owing to it) pursuant to documentation acceptable to such Lender, the Administrative Agent and the assignee; provided that each such assignment pursuant to this Section 10.06(b) shall be either (i) in an aggregate amount of not less than $1,500,000 or (ii) an assignment of all of a Lender’s rights and obligations hereunder. From and after the effective date specified in such documentation, such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by such Lender, have the rights and obligations of such Lender under this Agreement, and such Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of such Lender’s rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 3.06, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to such Lender and the assignee (with a copy to the Administrative Agent), and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto. Without limiting the foregoing, the Borrower acknowledges and agrees that the initial Lender shall have the right to effect one assignment contemplated by this Section 10.06(b) by documenting such assignment as a separate, parallel loan between the Borrower and the new lender in the amount that would have been assigned using loan documents (which shall include collateral documents and a personal guaranty by the Guarantor) in substantially the same form as the Loan Documents mutatis mutandis and the Borrower agrees promptly upon request therefor by the initial Lender to (1) execute, and to cause the Guarantor and the Company, as applicable, to execute, and deliver to such new lender such documents, opinions and any ancillary documents and/or certifications referred to in Sections 4.01(a)(vii), (ix), (xi), (xii) (or an equivalent margin certification applicable to such new lender), (xiii), (xv), (xvii)(C) and (xviii), in each case, as they relate to such separate, parallel loan and (2) deliver to such new lender copies of each document and/or certification delivered by the Borrower to the Administrative Agent on or prior to the Closing Date pursuant to Section 4.01 (other than any Loan Documents or other items delivered pursuant to any subsection of Section 4.01 referred to in clause (1) above).
          (c) Participations. A Lender may at any time, without the consent of the Borrower or the Administrative Agent, sell participations to any Person (other than the Borrower or any of its Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment or the portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower, the other Lenders and the Administrative Agent for the performance of such obligations and (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
          (d) Certain Pledges. A Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under a Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank.
     10.07. Confidentiality. The Lenders and the Agents agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to any of their Affiliates and to their and their Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (and its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such

Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to a Lender or Agent or any of their Affiliates on a nonconfidential basis from a source other than the Borrower.
     For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower, other than any such information that is available to a Lender or Agent on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of a Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If a Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of such Lender’s portion of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by a Lender exceeds the Maximum Rate, such Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.
     10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by each of the Lenders and the Agents and when each Lender and Agent shall have received a counterpart hereof that bears the signature of the Borrower. Delivery of an executed counterpart of a signature page of this Agreement via telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
     10.11. Survival of Representations and Warranties. All representations and warranties made hereunder, in any Loan Notice and in any other Loan Document or other document required to be delivered pursuant hereto or thereto or required to be delivered in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lenders and the Agents, regardless of any investigation made by any Lender or Agent or on its behalf and notwithstanding that any Lender or Agent may have had notice or knowledge of any Default at the time of a Loan, and shall continue in full force and effect as long as the Commitments are not terminated or the Loans or any other Obligation shall remain unpaid or unsatisfied.
     10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.13. Governing Law; Jurisdiction; Etc.
          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
          (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE

JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER OR AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     10.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
     10.15. Judgment.
          (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under any Loan Document in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at its principal office at 11:00 A.M. on the Business Day preceding that on which final judgment is given.
          (b) The obligations of the Borrower in respect of any sum due to a Lender or an Agent, as the case may be, under any Loan Document shall, notwithstanding any judgment in any currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent of any sum adjudged to be so due in such other currency, such Lender or Agent may in accordance with normal banking procedures purchase Dollars with such other currency. If the amount of Dollars so purchased is less than such sum due to such Lender or Agent, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent against such loss, and if the amount of

Dollars so purchased exceeds such sum due to such Lender or Agent, such Lender or Agent agrees to remit to the Borrower such excess.
     10.16. USA Patriot Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Agent to identify the Borrower in accordance with the Act. The Borrower agrees to provide such information and take such actions as are reasonably requested by such Lender or Agent in order to assist such Lender or Agent in maintaining compliance with its procedures, the Patriot Act and any other applicable Laws.
     10.17. Bankruptcy Code. The parties hereto agree that, to the fullest extent permitted by applicable Law, this Agreement is a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code, qualifying for protection under Section 555 of the Bankruptcy Code; any cash, securities or other property provided as Collateral constitute “margin payments” as defined in Section 741(5) of the Bankruptcy Code and all payments for, under or in connection with this Agreement constitute “settlement payments” as defined in Section 741(8) of the Bankruptcy Code.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

JJ MEDIA INVESTMENT HOLDING LIMITED
	By:	/s/ Jiang Nanchun
		Name:	Jiang Nanchun
		Title:	Director

CITIBANK, N.A., as Collateral Agent, Administrative Agent and Lender
Commitment: 142,000,000	By:	/s/ Herman Hirsch
		Name:	Herman Hirsch
		Title:	Authorized Representative

Schedule 10.02
Addresses for Notices
JJ MEDIA INVESTMENT HOLDING LIMITED
c/o Focus Media Holding Limited
28-30 /F, Zhao Feng World Trade Building
369 Jiangsa Road
Shanghai 200050
People’s Republic of China
Attn: Jason Jiang
Telephone: 8621-2216-4088
Fax: 8621-2216-4174
CITIBANK, N.A.,
as Collateral Agent, Administrative Agent and Lender
390 Greenwich Street
New York, NY 10013
Attn: Christopher C. Rola
Telephone: (212) 723-7623
Fax: (646) 291-3642
Administrative Agent Account Information:
Bank: Citibank, N.A. New York
BIC: CITIUS33 (or ABA: 021000089)
F/O: Citibank New York
Account Number: 00167679
Ref: NY Equity Derivatives

Sch. 10.02-1

Exhibit A
Form of Loan Notice

A-1

Exhibit B
Form of Note

B-1

Exhibit C
Form of Compliance Certificate

C-1

Exhibit D
Form of Security Agreement

D-1

Exhibit E
Form of Issuer Consent Letter

E-1

Exhibit F
Form of Personal Guaranty

F-1

Exhibit G
Form of Waiver Letter

G-1